UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
______________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 18, 2013

H&R BLOCK, INC.
(Exact name of registrant as specified in charter)

Missouri (State of Incorporation)	1-6089 (Commission File Number)	44-0607856 (I.R.S. Employer Identification Number)

One H&R Block Way, Kansas City, MO 64105
(Address of Principal Executive Offices) (Zip Code)

(816) 854-3000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Forms of Award Agreement. On June 19, 2013, the Compensation Committee of the Board of Directors (the “Board”) of H&R Block, Inc. (the “Company”) approved terms and conditions for long-term incentive grants of market stock units, performance share units, restricted share units, and non-qualified stock options pursuant to the Company's 2013 Long Term Incentive Plan, and adopted new forms of award agreement setting forth those terms and conditions. The award agreements include, among other provisions, termination, change-in-control, restrictive covenants, and clawback provisions. The principal terms of these new forms of award agreement are described below.

Market Stock Units. The form of market stock units award agreement provides a participant the opportunity to earn a market stock unit payout, if performance thresholds are met, of 50% to 200% of a target number of units that are set forth in the award agreement. Payout is based upon the ratio of the Company's average closing stock price at the end of the performance period over the Company's average closing stock price at the time of grant. The Company's average closing stock price is determined over a period of 30 consecutive trading days up to, and including, the end of the performance period or the time of grant, as applicable. Payment is made in the form of shares of the Company's common stock. Dividend equivalents are accrued and deemed reinvested during the vesting period, and are paid to the extent the participant's units vest. For fiscal year 2014 awards, performance is measured over a three-year performance period beginning on May 1, 2013 and ending on April 30, 2016.

The form of market stock units award agreement includes a time-based vesting requirement in addition to performance criteria applicable to the Company, based upon the participant's continued service with the Company through the third anniversary of the grant date. However, a participant may be entitled to receive a pro-rata portion of his or her award in the event of the executive's death, disability, retirement, or involuntary termination without cause prior to vesting, if the performance thresholds are also met.

Performance Share Units. The form of performance share units award agreement provides a participant the opportunity to earn a performance share unit payout ranging from 0% to 200% of the target number of units that are set forth in the award agreement, based upon the Company's performance against a pre-established performance metric. This payout is then increased or decreased by 25% based on a measure of the Company's total shareholder return during the performance period relative to the total shareholder return of a specified index of listed companies during the same period, resulting in an opportunity for participants to earn a total payout ranging from 0% to a maximum of 250% of the target number of units. The other terms of the performance share units award agreement are materially similar to the market stock units award agreement, except for certain adjustments that may be required when determining the performance results. For fiscal year 2014 awards, performance is measured over a three-year performance period beginning on May 1, 2013 and ending on April 30, 2016.

Restricted Share Units. The form of restricted share units award agreement provides a participant to the right to receive shares of the Company's common stock at such time that restricted share units vest. A portion of the restricted share units vest annually over a specified period of years if the participant remains employed with the Company. A participant may vest earlier in all or some portion of the restricted share units in the event of the participant's death, disability, retirement, or involuntary termination without cause, which will also result in earlier payment of shares the Company's common stock. Dividend equivalents are accrued and deemed reinvested during the vesting period, and are paid at such time that the participant's restricted share units vest.

Non-Qualified Stock Option. The form of non-qualified stock option award agreement provides a participant the right to purchase shares of the Company's common stock during a period of up to ten years from the grant date while employed by the Company, at a price based upon the closing price of the stock on the grant date. A portion of the stock option vests annually over a specified period of years. A participant may vest earlier in all or some portion of the stock option in the event of the participant's death, disability, retirement, or involuntary termination without cause. These events may also extend the exercise period beyond the participant's termination of employment.

The foregoing description of the award agreements for market stock units, performance share units, restricted share units, and non-qualified stock options are each qualified in their entirety by reference to the Form of Market Stock Units Award Agreement, Form of Performance Share Units Award Agreement, Form of Restricted Share Units Award Agreement, and Form of Non-Qualified Stock Option Award Agreement, which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to this report.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 18, 2013, upon the recommendation of the Company's Governance and Nominating Committee, the Board adopted Amended and Restated Bylaws of the Company (the “Bylaws”), effective immediately upon adoption, to supersede and replace the existing bylaws of the Company. The following sections were amended:

Section 9. Section 9 has been amended to clarify, in new subsection 9(a), the standards the Company will use to determine whether there is a quorum present at a meeting of shareholders for the transaction of business. New subsection 9(c) has been added to clarify the vote that shall be required to constitute a valid act of shareholders. Subsections 9(a) and 9(c) also clarify the quorum and voting standards that will apply to proxies received by the Company, including the effects of abstentions, withhold votes, and broker non-votes. The foregoing clarifications with respect to the quorum and voting standards are consistent with Missouri corporate law.

Section 15. Section 15 has been amended to specify the types of events that will cause the cessation of a director's service on the Board in a manner that is consistent with the vacancy provision contained in Section 16.

New subsection 15(a)(ii) has been added to set forth a director resignation policy for directors who fail to receive the affirmative vote of a majority of shares entitled to vote required for election. Pursuant to the terms of the provision, a director who fails to receive this requisite vote must submit his or her irrevocable resignation to the Board, subject only to the condition that the Board accept the resignation. The subsection sets forth a process to for the Board and the Governance and Nominating Committee to consider and act on the resignation. If a director's resignation is not accepted by the Board, the director would continue to serve as a holdover director as currently provided under Section 15.

Section 15(c) has been amended to make clear that, in order to be eligible to be a nominee for election or reelection as a director of the Company, a person must execute a written agreement to abide by the terms of the director resignation policy described above, as well as any other director resignation policies adopted by the Board.

Section 16. Section 16 has been amended to clarify that director vacancies may only be filled by the Board.  The amendments to Section 16 are intended to clarify the application of the Company's Articles of Incorporation and Missouri corporate law regarding the subject matter.

Section 20. Section 20 has been amended to provide that any person nominated by shareholders for election as a director must also execute a written agreement to abide by the director resignation policy described above.

The foregoing description of the amendments to the Company's Bylaws is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws of the Company, a copy of which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description
3.1	Amended and Restated Bylaws
10.1	Form of Market Stock Units Award Agreement
10.2	Form of Performance Share Units Award Agreement
10.3	Form of Restricted Share Units Award Agreement
10.4	Form of Non-Qualified Stock Option Award Agreement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H&R BLOCK, INC.

Date: June 21, 2013	By:/s/ Scott W. Andreasen
Scott W. Andreasen
Vice President and Secretary

EXHIBIT INDEX

3.1	Amended and Restated Bylaws
10.1	Form of Market Stock Units Award Agreement
10.2	Form of Performance Share Units Award Agreement
10.3	Form of Restricted Share Units Award Agreement
10.4	Form of Non-Qualified Stock Option Award Agreement